EXHIBIT 99.2
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE


HOLLINGER INTERNATIONAL DECLARES SPECIAL AND REGULAR DIVIDENDS
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NEW YORK, NY, DECEMBER 16, 2004 -- Hollinger International Inc. (NYSE:HLR)
announced today that its Board of Directors has declared a Special Dividend (the "Special Dividend") of $2.50 per share for its Class A Common Stock, par value $0.01 per share, and its Class B Common Stock, par value $0.01 per share, for holders of record of such shares on January 3, 2005, payable on January 18, 2005.

The Company stated that its Board of Directors has determined that it is in the best interests of the Company and its shareholders to distribute to its shareholders $500 million of the remaining proceeds from the sale of The Telegraph Group, with the Special Dividend in an aggregate amount of approximately $227 million as the first tranche of the proposed distribution.

The Company stated that the Board of Directors intends to distribute an additional amount of approximately $273 million in the form of a tender offer for its shares of common stock. The Board expects to make a final determination about whether to proceed with a tender offer after the Company files its delinquent reports with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003 and the appropriate Quarterly Reports on Form 10-Q, as well as the required report on Form 8-K with respect to certain pro forma financial statements following the Telegraph sale. The Company currently expects that the Annual Report on Form 10-K will be filed on or before December 31, 2004, with the remaining delinquent reports expected to be filed as early during the first quarter of 2005 as is practicable. Alternatively, the Board may consider a second special dividend to complete the distribution, instead of a tender offer. In either case, other than the Special Dividend declared today, there can be no assurance that the second part of the distribution will be made or, if made, whether it will be in the form of a tender offer or a dividend, and if a tender offer, as to the price or form such offer will take.

Gordon A. Paris, Interim Chairman, President and Chief Executive Officer of Hollinger International, stated: "The Special Dividend being declared today, together with the second tranche of the distribution, is an integral part of our Strategic Process, which was undertaken to maximize value for our shareholders. We believe that returning a significant portion of our remaining cash proceeds from the sale of the U.K. Newspaper Group to our shareholders appropriately addresses that stated objective. Following the Special Dividend and the second distribution, we will have sufficient cash to fund our operations and obligations and to avail ourselves of strategic opportunities that would position the Company for continued value creation for all of our shareholders."

Following the Special Dividend, it is expected that the outstanding grants under the

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Company's stock incentive plans will be appropriately adjusted to take into account this return of cash to existing shareholders.

The Company also announced that the Board of Directors has declared that a regular quarterly dividend, in the amount of $ .05 per share, be paid on the Company's Common Stock on January 18, 2005 to shareholders of record on January 3, 2005.

Hollinger International Inc. is a newspaper publisher whose assets include THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area as well as in Canada.

CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10-K AND 10-Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.

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CONTACTS:

US/CANADA MEDIA
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK MEDIA
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825